EXHIBIT 21.1



                   GLOBAL MARINE INC. AND SUBSIDIARIES
                       as of February 28, 1997

                                       STATE OR OTHER     PERCENT OF VOTING
                                       JURISDICTION OF    STOCK OWNED BY
NAME OF COMPANY                        INCORPORATION      IMMEDIATE PARENT

Global Marine Inc.                          Delaware             -
  Applied Drilling Technology Inc.          Texas             100%
  Arctic Systems Ltd.                       Canada            100%
  Challenger Minerals Inc.                  California        100%
     WO Offshore, Inc.                      Texas              50%
  Global Marine Arctic Ltd.                 Canada            100%
  Global Marine B.V.                      The Netherlands     100%
  Global Marine Baltic Inc.                 Delaware          100%
  Global Marine Bismarck Sea Inc.           Delaware          100%
     Global Marine International
       Services Corporation                 Bahamas           100%
  Global Marine Capital
     Investments Inc.                       Delaware          100%
     Global Marine Beaufort Sea Inc.        Delaware          100%
  Global Marine Corporate Services Inc.     California        100%
  Global Marine Deepwater Drilling Inc.     Delaware          100%
     Global Marine Australia Inc.           Delaware          100%
     Global Marine West Africa Inc.         Delaware          100%
     Petdrill, Inc.                         Delaware          100%
  Global Marine Drilling Company            California        100%
     Global Marine Caribbean, Inc.          California        100%
     Global Marine Development Inc.         California        100%
     Global Marine do Brasil
       Perfuracoes Ltda.                    Brazil             50%  (1)
     Global Marine Drilling Services        California        100%
       Global Dolphin Drilling Company
         Private Limited                    India              40%
     Glomar International S.A.R.L.          France            100%
  Global Marine Drilling (Malaysia)
     Sdn. Bhd.                              Malaysia          100%
  Global Marine Integrated Services
     - International Inc.                   Delaware          100%
  Global Marine North Sea Inc.              Delaware          100%
  Global Marine Oil & Gas Company           Delaware          100%
  Global Marine U.K. Limited                Scotland          100%
  Global Marine de Venezuela Inc.           Delaware          100%
  Global Offshore Drilling Ltd.             Nigeria            60%
  Intermarine Services Inc.                 Texas             100%
  Marican Offshore Drilling Services, Inc.  Canada            100%




(1) The remaining 50% of the voting stock is owned directly by Global Marine Inc.